ADDENDUM NO. 1 TO CONSULTING AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby accepted and acknowledged, by and between TVE Corporation, formerly AlphaCom Corporation (the "Company") and Joseph Stiuso ("Consultant") as defined in the Consulting
Agreement,  the  parties  agree  as  follows:

     (1) Consultant performed consulting services to the Company which have not been paid and there has been a change in control of the Company and new management would like to pay Consultant through the issuance of shares of Company common stock;

     (2) Consultant is owed $US 81,963.51 by the Company and the Company desires to issue Consultant 993,497 shares of the Company's common stock (the "Shares") in lieu of such payment and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

     (3) Consultant desires to receive the Shares in consideration for amounts owed by the Company.

     Unless specifically modified by this Agreement, all terms and conditions of the Consulting Agreement shall remain in full force and effect. Dated: April 1, 2003.

TVE  CORPORATION

By: /s/ Bruce S. Cohen
--------------------------------------------
Bruce  S.  Cohen,  Chief  Executive  Officer



/s/ Joseph Stiuso
-------------------
JOSEPH  STIUSO